As filed with the Securities and Exchange Commission on July 31, 2014
Registration No. 333-196898

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 8
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mobileye N.V.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

The Netherlands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Har Hotzvim, 13 Hartom Street
P.O. Box 45157
Jerusalem 97775, Israel
+972 2 541 7333
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Mobileye, Inc.
99 Jericho Turnpike
Jericho, NY 11753
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Ofer Maharshak Chief Financial Officer Mobileye N.V. Har Hotzvim, 13 Hartom Street P.O. Box 45157 Jerusalem 97775, Israel +972 2 541 7333	James R. Tanenbaum, Esq. Nilene R. Evans, Esq. Morrison & Foerster LLP 250 West 55th Street New York, NY 10019-5201 (212) 468-8000	Phyllis G. Korff, Esq. Yossi Vebman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036-6522 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Ordinary shares, nominal value €0.01	40,927,350	$941,329,050	$121,244

(1)
  Includes ordinary shares that may be purchased by the underwriters to cover over-allotments, if any.
(2)
  Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)
  Previously paid.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE
The sole purpose of this Amendment No. 8 to the Registration Statement on Form F-1 (File No. 333-196898) (the “Registration Statement”) is to file an exhibit to the Registration Statement as indicated in Item 8(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, 8(b) or 9 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8(a) of Part II, the signature page to the Registration Statement and the filed exhibit.
Item 8.   Exhibits and Financial Statement Schedules
(a)
  The following exhibits are filed herewith:

Number	Exhibit Title
1.1**	Form of Underwriting Agreement
3.1**	Form of Amended and Restated Articles of Association
3.2**	Form of Rules and Regulations (reglement) of the board of directors
4.1**	Global Registration Rights Agreement dated as of August 19, 2013, among the Registrant and all holders of Series D, E and F Shares
4.2**	Founders Agreement dated as of August 15, 2013, among the Registrant and the investors signatory thereto
4.3**	Founders Agreement dated as of August 19, 2013, among the Registrant and the investors signatory thereto
5.1*	Opinion of Van Campen & Partners N.V.
8.1**	Tax Opinion of Morrison & Foerster LLP
8.2**	Tax Opinion of Van Campen & Partners N.V., special Dutch counsel to the Registrant
10.1**	The 2003 Share Option Plan, with Israeli Appendix, as amended
10.2**	Form of Indemnification Agreement
10.3**	Employment Agreement, dated July 24, 2014, between Mobileye Vision Technologies Ltd. and Amnon Shashua
10.4**	Employment Agreement, dated July 24, 2014, between Mobileye Vision Technologies Ltd. and Ziv Aviram
10.5**	Employment Agreement, dated July 27, 2014, between Mobileye Vision Technologies Ltd. and Ofer Maharshak
10.6**	Employment Agreement dated January 8, 1999, between Mobileye Vision Technologies Ltd. and Gaby Hayon
10.7**	Employment Agreement dated October 1, 2000, between Mobileye Vision Technologies Ltd. and Elchanan Rushinek
10.8**	Employment Agreement dated October 14, 2003, between Mobileye Vision Technologies Ltd. and Itay Gat
10.9**
English translation of Unprotected Leasing Agreement made as of January 31, 2008 by and between “Atirey Yeda” and Mobileye Technologies Limited; English summary of addendums thereto and English translation of addendum dated June 30, 2014

10.10**	Summary of a Sub-Lease Agreement dated April 24, 2012, between Mobileye Vision Technologies Ltd. and OrCam Technologies Ltd., and addendums thereto

II-1

Number	Exhibit Title
10.11†**	Agreement dated October 17, 2006, between Mobileye Technologies Limited and STMicroelectronics N.V., as amended
10.12†**	Manufacturing Agreement, dated January 29, 2013, between Mobileye Technologies Limited and Golden Vast Macao Commercial Offshore Limited
10.13†**	Purchase Contract, effective February 8, 2011, between Mobileye Technologies Limited and Magna Electronics
10.14†**	Purchase Contract, effective June 12, 2012, between Mobileye Technologies Limited and Magna Electronics
10.15†**	Purchase Contract, effective June 12, 2012, between Mobileye Technologies Limited and Autoliv Electronics AB
10.16**	Form of terms and conditions
21.1**	List of Subsidiaries
23.1	Consent of Van Campen & Partners N.V. (included in Exhibit 5.1)
23.2**	Consent of Kesselman & Kesselman, independent registered public accounting firm
24.1**	Powers of Attorney (included in the signature page)
99.1**	Consent of Eli Barkat, Director-Nominee
99.2**	Consent of Tomaso A. Poggio, Director-Nominee
99.3**	Consent of Judith Richter, Director-Nominee

*
  Filed herewith.
**
  Previously filed.
†
  Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request.
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Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 8 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Jerusalem, Israel, on July 31, 2014.

MOBILEYE N.V.
By:	/s/ Ziv Aviram
	Name:	Ziv Aviram
	Title:	President and Chief Executive Officer
By:	/s/ Ofer Maharshak
	Name:	Ofer Maharshak
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

* Ziv Aviram	President, Chief Executive Officer and Executive Director (Principal Executive Officer)
/s/ Ofer Maharshak Ofer Maharshak	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 31, 2014
* Professor Amnon Shashua	Chairman and Executive Director
* Eyal Desheh	Director
* Peter Seth Neustadter	Director

* By: /s/ Ofer Maharshak Ofer Maharshak Attorney-in-Fact	July 31, 2014

Authorized U.S. Representative:

Mobileye, Inc.
By:	/s/ Ziv Aviram
	Name:	Ziv Aviram
	Title:	Chief Executive Officer
	Date:	July 31, 2014

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